UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 18, 2014

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FEDERAL HOME LOAN BANK OF INDIANAPOLIS
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
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Federally Chartered Corporation	000-51404	35-6001443
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8250 Woodfield Crossing Blvd.
Indianapolis IN 46240
(Address of Principal Executive Offices, including Zip Code)

(317) 465-0200
(Registrant's Telephone Number, Including Area Code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02 and 5.07.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Submission of Matters to a Vote of Security Holders

On November 18, 2014, the Federal Home Loan Bank of Indianapolis (“Bank”) certified the results of the election of district-wide independent directors and Indiana and Michigan member directors to the Bank’s Board of Directors (“Board”), each with terms beginning January 1, 2015, and ending on December 31, 2018. Each of the elected director's Board Committee assignments will be determined at the November 20-21, 2014 Board meeting and disclosed in the Bank's Annual Report on Form 10-K filing for 2014.

Pursuant to the terms of the Federal Home Loan Bank Act and Federal Housing Finance Agency (“FHFA”) regulations, the members of the Bank elect member directors from their state to the Board from nominees who must be a director or officer of a member located in that particular state. The nominations are made by the member institutions, not by management of the Bank. Director elections are held by direct ballot and not by proxy or at a shareholder meeting. All of the elected nominees must certify that they are eligible to serve as a director in accordance with the regulations of the FHFA by completing an FHFA-prescribed eligibility certification form.

Indiana Member Director Election

One Indiana member director seat was open. Dan L. Moore, President/CEO of Home Bank, Martinsville, Indiana, was re-elected to the open seat, with 1,188,870 shares voted in his favor.

The other member director candidates not elected in Indiana were Christopher A. Wolking, Senior EVP and Chief Financial Officer of Old National Bank, Evansville, Indiana, with 132,632 shares voted and William F. Stevens, Director of Financial Center Federal Credit Union, Indianapolis, Indiana, with 92,631 shares voted.

Michigan Member Director Election

Two Michigan member director seats were open. Thomas R. Sullivan, Vice Chairman and Director of Mercantile Bank of Michigan, Grand Rapids, Michigan, was re-elected to the first open seat, with 516,017 shares voted in his favor. James D. MacPhee, CEO and Director of Kalamazoo County State Bank, Schoolcraft, Michigan was re-elected to the second open seat, with 479,942 shares voted in his favor.

The other member director candidates not elected in Michigan were Michael J. Manica, President and CEO of United Bank of Michigan, Grand Rapids, Michigan, with 468,663 shares voted and Dennis L. Klaeser, Chief Financial Officer of Talmer Bank & Trust, Troy, Michigan, with 170,732 shares voted.

Independent Director District-Wide Election

By regulation, all individuals proposed to be nominated by the Board for independent directorships must, after consultation with the Bank's Affordable Housing Advisory Council, be reviewed by the FHFA. This review was conducted by the FHFA before the slate selected by the Board was submitted to the members for voting. Any independent director or nominee for an independent directorship must have experience in, or knowledge of, one or more of the following areas: auditing and accounting; derivatives; financial management; organizational management; project development; risk management practices; and the law. A public interest director must have more than four years' experience representing consumer or community interests in banking services, credit needs, housing, or consumer financial protections. However, there were no public interest director seats open in the 2014 election.

There was one district-wide independent director seat open. Larry A. Swank, CEO & Chairman of Sterling Group, Inc., Mishawaka, Indiana, was re-elected to the open seat, with 1,837,223 shares voted in his favor.

As previously disclosed by the Bank in its Current Report on Form 8-K on July 21, 2014, the term of one of our independent directors, Elliot A. Spoon, Professor of Law in Residence and Assistant Dean for Career Development at Michigan State University College of Law, East Lansing, Michigan, expires on December 31, 2014. The Board and Bank management express their sincere appreciation to Mr. Spoon for his service as a director of the Bank since 2008.

Directors’ Compensation and Travel Expense Reimbursement Policy

The newly elected directors will be paid director fees in accordance with the Bank's 2015 Directors’ Compensation and Travel Expense Reimbursement Policy, which was approved at the October 2014 Board meeting and filed with the SEC by the Bank in its Current Report on Form 8-K on October 23, 2014 (as amended in its current report on form 8-K/A subsequently filed on October 24, 2014) both of which are incorporated by reference in this report. In accordance with FHFA regulations, the final 2015 Directors’ Compensation and Travel Expense Reimbursement Policy, together with all supporting materials upon which the Board relied in determining the level of compensation and expenses to pay to its directors, has been provided to the FHFA Director for review.

Item 9.01. Financial Statements and Exhibits

Copies of the letters to shareholders announcing the results of the member and independent director elections, which will be emailed on November 18, 2014, are attached as Exhibits 99.1 and 99.2 and incorporated by reference in this Report. A copy of the Bank's news release dated November 18, 2014, is attached as Exhibit 99.3 to this Report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  November 18, 2014

FEDERAL HOME LOAN BANK OF INDIANAPOLIS

By:	/s/CINDY L. KONICH
Cindy L. Konich
President - CEO

By:	/s/DANIEL A. LANE
Daniel A. Lane
First Vice President - General Counsel, Business Operations

EXHIBIT INDEX

Exhibit Number	Description
99.1	Letter to Indiana shareholders announcing Indiana member and independent director district-wide election results, dated November 18, 2014
99.2	Letter to Michigan shareholders announcing Michigan member and independent director district-wide election results, dated November 18, 2014
99.3	News Release dated November 18, 2014